Separation Agreement and General Release
This Separation Agreement and General Release (“Agreement”) is entered into between me and Immersion Corporation (the “Company”) with respect to my separation from employment with the Company. I understand that I have 21 days to sign and return Exhibit A to this Agreement, to receive the “ADEA Benefit” (defined in Exhibit A, attached hereto). To receive any and all benefits set forth below (other than the ADEA Benefit), I must sign and return this Agreement, with or without Exhibit A, no later than 7 days after my receipt of this Agreement.
Recital
1.On December 21, 2018, I entered into a letter agreement with the Company which set forth the terms and conditions of my employment with the Company (“Employment Agreement”). Terms not otherwise defined herein shall have the meaning given to such terms in the Employment Agreement.
2.My employment relationship with the Company has been terminated by mutual agreement effective as of the close of business on November 3, 2020 (the “Separation Date”). On the Separation Date, the Company shall be pay me for all unpaid accrued salary and vacation along with reimbursement for all unpaid business expenses which I have set forth in writing to the Company in connection with executing this Agreement. I shall continue to be covered under the Company’s group health plans through November 30, 2020.
3.The Company and I desire to resolve any and all known and unknown claims I have against the Company and its current and former affiliates, parents, subsidiaries, predecessors, successors, directors, officers, employees, agents and assigns as set forth in this Agreement, except claims that the law does not permit me to waive by signing this Agreement, on the terms set forth below. The agreements set for the below supersede any claim or right to benefits or severance pay pursuant to the Employment Agreement.
Agreement
Based upon the information stated in the above Recital and the statements, promises and agreements contained below, the Company and I agree as follows:
1.As part of and in consideration for me signing this Agreement, and in consideration for my continuing observation and performance of the terms of this Agreement, the Company will provide me with the following benefits:
(a)A lump sum in the amount of Four Hundred Seventy-Two Thousand Four Hundred and Ninety-Eight dollars ($472,498), subject to all legally required payroll withholdings. Such Payment will be made within 10 business days of my signing and returning this Agreement to the Company;

(b)Provided that I timely and properly elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will each month through January 2022 reimburse me for the cost of my COBRA premium (inclusive of medical, dental and vision) for the thirteen month period from December 1, 2020 through December 31, 2021 (the “Severance Period”) (“COBRA Reimbursement”); provided that, notwithstanding the foregoing, in the event such COBRA Reimbursements could result in a penalty, excise tax or other related liability to the Company, me or the group health plan under applicable law, the Company may instead, at its discretion, provide me with cash payments during the Severance Period equivalent in value to the COBRA Reimbursements otherwise payable hereunder but without regard as to whether I continue health coverage under the Company’s group health plan (the “Substitute Benefit”).  Notwithstanding the foregoing, the COBRA Reimbursements or the Substitute Benefit will cease upon the earlier of the Severance Period or if I obtain new employment and become eligible for substantially similar medical coverage. I understand that I am solely responsible for making my COBRA election and COBRA payments in a timely manner; and
(c)Provided I sign, return and do not revoke the ADEA Release sent forth in Exhibit A attached hereto, in the time set forth within that agreement, I will receive the ADEA Benefit, as defined in Exhibit A. This ADEA Benefit is allocated toward settlement and release of any and all current and/or potential claims brought under the Age Discrimination in Employment Act. The remainder of the benefits set forth in this Paragraph 1 are allocated toward settlement and release of all other claims and potential claims as are more fully described in this Agreement.
2.On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever generally release and discharge Company, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and, in such capacities, their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company Releasees”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Agreement (the “Release”). The claims subject to this Release include, but are not limited to, those relating to my employment with Company and/or any predecessor to Company, the termination of such employment and any claim I may have under my employment agreement with the Company. All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort. This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Genetic Information Nondiscrimination Act; the Immigration Reform and Control Act ; the California Fair Employment and Housing Act ; the provisions of the California Labor Code ; the California Private Attorney General Act; the Equal Pay Act of 1963; and any similar law of any other state or governmental entity. The parties agree to apply California law in interpreting the Release. Accordingly, I further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute.

Section 1542 states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” This Release does not extend to, and has no effect upon, any benefits that have accrued or equity that has vested, and to which I have become vested or otherwise entitled to, under any employee benefit plan, program or policy sponsored or maintained by the Company, or to my right to indemnification by the Company, and continued coverage by the Company’s director’s and officer’s insurance.

3.In understanding the terms of the Release and my rights, I have been advised to consult with an attorney of my choice prior to executing the Agreement. I understand that nothing in the Release shall prohibit me from exercising legal rights that are, as a matter of law, not subject to waiver such as: (a) my rights under applicable workers’ compensation laws; (b) my right, if any, to seek unemployment benefits (which the Company agrees that it will not contest); (c) my right to indemnity under California Labor Code section 2802 or other applicable state-law right to indemnity; and (d) my right to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). This Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit my right to receive an award for information provided to any Government Agencies. Moreover, I will continue to be indemnified for my actions taken while employed by the Company to the same extent as other former directors and officers of the Company under the Company’s Certificate of Incorporation and Bylaws and the Director and Officer Indemnification Agreement between me and the Company, if any, and I will continue to be covered by the Company’s directors and officers liability insurance policy as in effect from time to time to the same extent as other former directors and officers of the Company, each subject to the requirements of the laws of the State of Delaware. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through binding arbitration as set forth below, and the arbitration provision set forth in my Agreement.
4.I understand and agree that Company will not provide me with the benefits set forth in paragraph 1 (a) and (b) above unless I execute this Agreement, and it will not provide me with the benefits set forth in paragraph 1 (c) above unless I execute this Agreement and Exhibit A attached hereto. I also understand that I have received or will receive, regardless of the execution of this Agreement, all wages owed to me together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date. I further understand that I hold an option (“Option #1”) to purchase 268,992 shares of the Company’s Common Stock at an exercise price of $9.82 per share, of which 112,080 shares were vested (the “Vested Shares”) and 156,912 shares were unvested (“First Option Unvested Shares”) as of the Separation Date. I also hold an option (“Option #2”) to purchase 316,056 shares of the Company’s Common Stock, of which no shares were vested and all 316,056 shares were unvested (“Second Option Unvested Shares”) as of the Separation Date. I also hold a Restricted Stock Unit award with 158,491 shares remaining to vest (“RSU #1”) and a Restricted Stock Unit award with 44,176 shares remaining to vest (“RSU #2”). I understand that my right to exercise the Vested Shares under Option #1 will continue to be governed by my stock option agreement and the Company’s 2011 Equity Incentive Plan. I further understand that the First Option Unvested Shares, the Second Option Unvested Shares, RSU #1 and RSU #2 can never vest in light of my separation from the Company, subject to the terms of the ADEA Release in respect of a portion of the shares underlying Option #1, and such equity awards shall be terminated in accordance with the terms hereof and the ADEA Release. I have no further equity awards with the Company.
5.As part of my existing and continuing obligations to Company, I have returned to Company all Company documents (and all copies thereof) and other Company property that I have had in my possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, cell phones, earpods, iPads, tablets, etc., and any other equipment purchased by the Company for my home use, including, but not limited to, printers, microphones, monitors, speakers, speaker phones, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of Company (and all reproductions thereof). I understand that, even if I did not sign this Agreement, I am still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by me in connection with my employment with Company, or with a predecessor or successor of Company pursuant to the terms of such agreement(s).
6.I agree that as of the Separation Date I have resigned from all officer or director positions I have with the Company, its subsidiaries and/or its affiliates. I further agree that I shall promptly execute such additional documents as are reasonably requested by the Company to evidence and effectuate this Paragraph 6.
7.I represent and warrant that I am the sole owner of all claims relating to my employment with Company and/or with any predecessor of Company, and that I have not assigned or transferred any claims relating to my employment to any other person or entity. The Company, its subsidiaries and each of its directors represents that it is and they are not aware of any claims it (or any of its subsidiaries and directors) has against me and that it, its subsidiaries and each of the directors have no intention to pursue any claims or actions against me.
8.I agree to keep the benefits and the provisions of this Agreement confidential and not to reveal its contents to anyone except my lawyer, my spouse or other immediate family member, and/or my financial consultant, or as required by legal process or applicable law until such time as the Company files its current report on Form 8-K to report this Agreement, which shall occur no later than four (4) business days from the Separation Date.
9.I understand and agree that this Agreement shall not be construed at any time as an admission of liability or wrongdoing by either Company or myself.

10.I agree that, for twenty-four (24) months following my termination of employment, I will not, directly or indirectly, make any negative or disparaging statements or comments, either as fact or as opinion, about Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance, and the Company agrees that neither it formally nor its Chief Executive Officer or other members of the Board of Directors will make, directly or indirectly, any negative or disparaging statements or comments, either as fact or as opinion, about me. Nothing in this paragraph shall prohibit me or Company from providing truthful information in response to a subpoena or other legal process.
11.I represent that I have not engaged in any theft of Company assets, gross misconduct, breach of fiduciary duty or falsification of any Company documents or records.
12.Any controversy or claim arising out of or relating to this Agreement, its enforcement, arbitrability, or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in Santa Clara County, California, before a single arbitrator, in accordance with the applicable American Arbitration Association (“AAA”) rules then in effect, as modified by the terms and conditions of this Section; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrators. This agreement to arbitrate does not restrict my right to file administrative claims I may bring before any government agency where, as a matter of law, the parties may not restrict my ability to file such claims (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor). However, I and the Company agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitrator shall be selected by mutual agreement of the parties or, if the parties cannot agree, by striking from a list of arbitrators supplied by AAA. The arbitrator shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which the award is based. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement.
13.In executing this Agreement, or Exhibit A hereto, I acknowledge that I have not relied upon any statement made by Company, or any of its representatives or employees, with regard to the Agreement unless the representation is specifically included herein. Furthermore, this Agreement contains our entire understanding regarding eligibility for severance benefits and supersedes any or all prior representation and agreement regarding the subject matter of the Agreement. However, this Agreement does not modify, amend or supersede written Company agreements that are consistent with enforceable provisions of this Agreement such as my

Employment Agreement, proprietary information and invention assignment agreement, and any stock, stock option and/or stock purchase agreements between Company and me. Once effective and enforceable, this Agreement can only be changed by another written agreement signed by me and an authorized representative of Company.
14.Should any provision of the Agreement be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims. I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Agreement before executing the Agreement.
    [SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT FOLLOWS]

EMPLOYEE’S ACCEPTANCE OF AGREEMENT
BEFORE SIGNING MY NAME TO THE AGREEMENT, I STATE THE FOLLOWING: I HAVE READ THE AGREEMENT, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE AGREEMENT KNOWINGLY AND VOLUNTARILY.
EFFECTIVE UPON EXECUTION BY EMPLOYEE AND THE COMPANY.

Date delivered to employee November 2, 2020
Executed this second day of November, 2020.

/s/ Ramzi Haidamus
Your Signature

Ramzi Haidamus
Your Name (Please Print)

Agreed and Accepted:

Immersion Corporation

/s/ Eric Singer
By: Eric Singer
Date: November 3, 2020

EXHIBIT A
RELEASE OF ADEA CLAIMS

1.By and through this agreement, I fully and forever release Immersion Corporation, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and, in such capacities, their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns or any successor thereof (the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of this agreement, that I may have against it or them, whether known or unknown, under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.). (“ADEA Release”)

2.I currently hold an option (“Option #1”) to purchase 268,992 shares of the Company’s Common Stock that was originally granted to me on February 14, 2019 at an exercise price of $9.82 per share, of which 112,080 shares were vested (the “Vested Shares”) and 156,912 shares were unvested (“First Option Unvested Shares”) as of the last day of my employment with the Company. In consideration of the promise made in paragraph 1 above: (a) the Company shall pay me a lump sum in cash in the amount of $65,463.36, subject to all legally required payroll withholdings; and (b) vesting of my Option #1 shall be accelerated such that 11,208 shares of the First Option Unvested Shares (the “Accelerated Shares”) will become vested upon the Effective Date (as defined below in Section 3(e)) (collectively, the “ADEA Benefit”). My right to exercise the Vested Shares and the Accelerated Shares underlying Option #1 will be governed by my applicable stock option agreement and the 2011 Equity Incentive Plan. The cash payment referenced above will be made within 10 business days of the Effective Date. All of my other equity awards with the Company will be terminated. If I revoke this Agreement prior to the Effective Date, I will no longer have a right to exercise the Accelerated Shares.

3.I understand and agree that I:

(i)Have a full twenty-one (21) days within which to consider this ADEA Release before executing it, or if I execute this Agreement within less than 21 days of the date of delivery to me, I acknowledge that such decision was entirely voluntary and that I had the opportunity to consider this Agreement for the entire 21-day period. Mutually agreed upon changes to this Agreement, whether material or immaterial, do not restart the twenty-one (21) day period.

(ii)Have carefully read and fully understands all of the provisions of this Agreement.

(iii)Knowingly and voluntarily intend to be legally bound by this Agreement.

(iv)Was advised and hereby is advised in writing to consider the terms of this Agreement and has been advised to consult with an attorney of my choice prior to executing this Agreement.

(v)Have a full seven (7) days following the execution of this Agreement to revoke this ADEA Release as to claims under the Age Discrimination in Employment Act only, and have been and hereby am advised in writing that this ADEA Release shall not become effective or enforceable until the revocation period has expired. Any revocation shall be made in writing and delivered to Jim Masetti at jim.masetti@pillsburylaw.com, on or before the seventh day following my execution of this Agreement. The “Effective Date” of this release will be the day after this revocation period has expired.

(vi)Acknowledge that the ADEA Release is in exchange for good and valuable consideration in addition to anything of value the I am otherwise entitled to receive.

(vii)Understand that any rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date I sign this Agreement are not waived.

EMPLOYEE’S ACCEPTANCE OF RELEASE
BEFORE SIGNING MY NAME TO THIS AGREEMENT, I STATE THE FOLLOWING: I HAVE READ THE AGREEMENT, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE AGREEMENT KNOWINGLY AND VOLUNTARILY.
EFFECTIVE UPON EXECUTION BY EMPLOYEE AND THE COMPANY.
Date delivered to employee Nov. 2, 2020.

Executed this second day of November, 2020.

/s/ Ramzi Haidamus
Your Signature

Ramzi Haidamus
Your Name (Please Print)

Agreed and Accepted:

Immersion Corporation

/s/ Eric Singer
By: Eric Singer_________________________

Date:    __November 3, 2020____________________________